SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

—————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2003

BioSpecifics Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	File No. 0-19879 (Commission File Number)	11-3054851 (IRS Employer Identification No.)

35 Wilbur Street, Lynbrook, New York 11563

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:  (516) 593-7000

Item 5.  Other Events and Required FD Disclosure

On June 19, 2003, BioSpecifics Technologies Corp. (the “Company”) entered into a financing transaction with Bio Partners LP, a private investor group, pursuant to which the Company sold to Bio Partners in a private placement (1) a $1.575 million convertible note (the “Note”), issued at face value, and (2) 295,312 shares (the “Shares”) of Company common stock, issued at par value, or $.001 per share.  The net proceeds to the Company were approximately $890,000, after the payment of expenses and repayment of $500,000 previously advanced to the Company by a partner of Bio Partners.  The securities issued in the transaction have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent registration under the Act or in accordance with an applicable exemption from registration requirements.

The Note matures on June 19, 2005 and bears interest at a rate of 12% per annum.  Interest-only payments under the Note are payable monthly in arrears and the entire principal amount is payable at maturity.  Up to $1,141,875 aggregate principal amount of the Note is convertible into the Company’s common stock at any time, at a conversion price of $2.50 per share, subject to customary adjustments.  The Note also contains restrictions on the Company’s ability to incur debt as long as the Note is outstanding.  The Note is secured by a pledge of substantially all of the assets of the Company and the Company’s New York subsidiary, Advance Biofactures Corporation (“ABC”).  In addition, ABC has guaranteed the obligations of the Company under the Note and our chairman, Edwin H. Wegman, has personally guaranteed 50% of the obligations of the Company under the Note.  The Company has also agreed to register under the Act the Shares and the common stock issuable upon conversion of the Note.

As discussed in the Company’s May 20, 2003 filing on Form 8-K (the “8-K”), the Company has for the past several months operated with limited cash reserves.  Management estimates that the proceeds from the transaction described above should be sufficient to fund the Company’s operations until the end of 2003, and initiate, in a limited fashion, the Cordase™ Phase 3 clinical trials for the treatment of Dupuytren’s disease, the protocol for which has been approved by the FDA.  Some clinical funding for these trials has also been received from the FDA by the investigators.  However, the funds available today will have only a limited application to the Cordase™ trials, which require substantial additional funds for completion.

With respect to the ability to fund operations until the end of 2003, management’s estimates and projections assume that, among other things:

•

the Company obtains Food and Drug Administration (“FDA”) approval of its production facilities by August 2003;

•

the Company sells quarantine inventory to Abbott Laboratories upon FDA approval of its production facilities;

•

the Company receives in August 2003 a tax refund of approximately $425,000; and

•

by the end of July 2003, the Company’s chairman repays to the Company $325,000 of the amount he and his affiliate owe the Company.  Our chairman has indicated that he intends to refinance the mortgage on the Company’s administrative headquarters in Lynbrook, New York, which headquarters is owned by the affiliate of our chairman, and use the proceeds of the refinancing to repay this $325,000 to the Company.

If any of the assumptions on which the projections above are based do not occur, the Company may not be able to fund its operations past the next several months and may not be able to obtain any additional financing to meet any cash flow shortfalls.  In addition, the Company may not be able to obtain financing to provide sufficient liquidity for the Company beyond the end of 2003.

As also discussed in the 8-K, the Company has not yet filed its Form 10-KSB for the year ended January 31, 2003 or its Form 10-QSB for the quarter ended March 31, 2003.  The Company expects to file these reports by the end of June 2003.

This report on Form 8-K contains forward-looking statements that involve risks and uncertainties.  The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business and future financial results.  We use words such as “anticipates”, “believes”, “plans”, “expects”, “future”, “intends”, “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue” and similar expressions to identify these forward-looking statements.  Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed in our periodic and other filings with the SEC.  These factors include, among other things:

•

our ability to obtain financing to fund our short-term and long-term needs;

•

our ability to obtain FDA approval of our production facilities;

•

our liquidity in light of the depletion of our stockpiled inventory and our inability to distribute quarantine inventory in the U.S. unless and until the FDA approves our production facilities;

•

our estimate of the timing of receipt by the Company of any tax refunds; and

•

our chairman’s ability to repay amounts owed to the Company.

The foregoing list of factors is not exhaustive; you should carefully consider the foregoing factors and other uncertainties and potential events.  Further, any forward looking statement or statements speak only as of the date on which such statements were made, and we undertake no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement or statements were made.

Item 7.  Financial Statements and Exhibits

Exhibits Filed Index

10.20

12% Senior Secured Convertible Note dated June 19, 2003 between BioSpecifics Technologies Corp. and Bio Partners LP.

10.21

Securities Purchase Agreement dated June 19, 2003 between BioSpecifics Technologies Corp., Advance Biofactures Corporation, and Bio Partners LP.

10.22

Investor Rights Agreement dated June 19, 2003 between BioSpecifics Technologies Corp. and Bio Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOSPECIFICS TECHNOLOGIES CORP.

Dated:  June 19, 2003

By:

/s/ ALBERT HORCHER

Name:

Albert Horcher

Title:

Principal Accounting Officer